UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☒ Definitive Information Statement

BIO-MATRIX SCIENTIFIC GROUP, INC.
(Name of Registrant as Specified in Its Charter)

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BIO-MATRIX SCIENTIFIC GROUP, INC.
1206 E. Warner Rd, Suite 101-I
Gilbert, Arizona 85296

 To the Stockholders of Bio-Matrix Scientific Group, Inc.:

The purpose of this Information Statement is to inform the stockholders of record, as of the close of business on April 24, 2020 (the “Record Date”), of shares of common stock and preferred stock of Bio-Matrix Scientific Group, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), that stockholders representing approximately 74.3% of our outstanding common stock (the “Majority Stockholders”) executed a written consent dated April 24, 2020 (the “Written Consent”), to approve the following action (the “Action”): the adoption of an Amended and Restated Certificate of Incorporation, which among other things, changes the name of the Company to Rivulet Media, Inc., and increases the number of shares of common stock the Company is authorized to issue.

The General Corporation Law of the State of Delaware (“DGCL”) permits holders of a majority of the voting power to take stockholder action by written consent. The Written Consent constitutes the consent of a majority of the total number of votes entitled to vote on the Action and is sufficient under Section 228 of the DGCL to approve the Action. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Action. Additionally, the Company is not required to and will not hold a meeting of its stockholders to approve the Action. We encourage you to read the attached Information Statement carefully, including the exhibit, for further information.

In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the approval of the Action described herein will be deemed effective on the date that is 20 calendar days after the date this Information Statement has been mailed or furnished to our stockholders. We anticipate that this Information Statement will be mailed on or about April 29, 2020, to stockholders of record on the Record Date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTION DESCRIBED IN THIS INFORMATION STATEMENT HAS ALREADY BEEN APPROVED BY WRITTEN CONSENT OF THE STOCKHOLDERS OWNING A MAJORITY OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. A VOTE OF THE REMAINING STOCKHOLDERS IS THEREFORE NOT NECESSARY.

No action is required by you. This information statement is furnished only to inform our stockholders of the Action before it becomes effective in accordance with Rule 14c-2 of the Exchange Act. This Information Statement also serves as notice of the Action as required by DGCL Section 228.

BIO-MATRIX SCIENTIFIC GROUP, INC.
1206 E. Warner Rd, Suite 101-I
Gilbert, Arizona 85296

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

INFORMATION STATEMENT

April 29, 2020

GENERAL INFORMATION

This Information Statement is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the stockholders of record, as of the close of business on April 24, 2020 (the “Record Date”), of shares of common stock and preferred stock of Bio-Matrix Scientific Group, Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), to notify such stockholders that stockholders representing approximately 74.3% of our outstanding common stock (the “Majority Stockholders”) executed a written consent dated April 24, 2020 (the “Written Consent”), to approve the following action (the “Action”): the adoption of an Amended and Restated Certificate of Incorporation, which among other things, changes the name of the Company to Rivulet Media, Inc., and increases the number of shares of common stock the Company is authorized to issue. Your consent is not required and is not being solicited in connection with the approval of the Action.

Our board of directors has fixed the close of business on April 24, 2020, as the Record Date for the determination of stockholders entitled to notice of the action by Written Consent.

No Appraisal Rights

Pursuant the General Corporation Law of the State of Delaware (“DGCL”), the Action taken by the Written Consent does not create appraisal or dissenters’ rights.

Notice Pursuant to DGCL Section 228

Pursuant to DGCL Section 228, we are required to provide prompt notice of the taking of a corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as notice of the Action required by DGCL Section 228.

Effective Date of Action

The above Action will become effective 20 calendar days following the mailing to the stockholders of record on the Record Date of the Information Statement, or as soon thereafter as is practicable.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Company has two classes of voting securities: (a) common stock, par value $0.0001 per share, of which 89,964,632 shares are outstanding, and (b) preferred stock, of which 2,797 are outstanding.

 On April 24, 2020, the Majority Stockholders executed and delivered to the Company the Written Consent approving the Action. As the Action was approved by holders of a majority of shares entitled to vote, no proxies are being solicited with this Information Statement.

The DGCL provides in substance that unless the Company’s Certificate of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding shares of our stock beneficially owned by each person known by the Company to own beneficially more than 5% of the outstanding voting stock.

Title of Class	Name and Address of Beneficial Owner	Amount of Nature of Beneficial Ownership	Percent of Class
Common	Mike Witherill 1206 E. Warner Rd., Suite 101-I Gilbert, Arizona 85296	44,448,100 shares*	49.4%
Common	Debbie Rasmussen** 1206 E. Warner Rd., Suite 101-I Gilbert, Arizona 85296	33,448,100 shares	37.1%
Common	Aaron Klusman 5105 E. Exeter Blvd. Phoenix, Arizona 85018	33,448,100 shares***	37.1%

* This number includes 33,448,100 shares held by Mr. Witherill’s wife, Debbie Rasmussen, and 11,000,000 shares held by Blue Scout Enterprises LLC, of which Mr. Witherill is sole manager. Mr. Witherill disclaims beneficial ownership of the 33,448,100 shares owned by Ms. Rasmussen, and this information statement cannot be deemed an admission that Mr. Witherill is the beneficial owner of those securities for purposes of Section 16 or for any other purpose.
** Debbie Rasmussen is Mike Witherill’s wife.
*** These shares are held by Klusman Family Holdings.

Security Ownership of Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s Stock for (a) each executive officer, director, and nominee for director of the Company, and (b) directors and executive officers of the Company as a group.

Title of Class	Name of Beneficial Owner	Amount of Nature of Beneficial Ownership	Percent of Class
Common	Mike Witherill 1206 E. Warner Rd., Suite 101-I Gilbert, Arizona 85296	44,448,100 shares*	49.4%
Common	Aaron Klusman 5105 E. Exeter Blvd. Phoenix, Arizona 85018	33,448,100 shares**	37.1%
Common	Directors and Executive Officers as a Group	77,896,200 shares	86.5%

* This number includes 33,448,100 shares held by Mr. Witherill’s wife, Debbie Rasmussen, and 11,000,000 shares held by Blue Scout Enterprises LLC, of which Mr. Witherill is sole manager. Mr. Witherill disclaims beneficial ownership of the 33,448,100 shares owned by Ms. Rasmussen, and this information statement cannot be deemed an admission that Mr. Witherill is the beneficial owner of those securities for purposes of Section 16 or for any other purpose.
** These shares are held by Klusman Family Holdings.

Change in Control

On March 23, 2020, Debbie Rasmussen and Klusman Family Holdings (together, “Buyers”) and David Koos and Heather Cassady (together, “Sellers”) entered into a Stock Purchase Agreement, pursuant to which Buyers purchased from Sellers, and Sellers sold to Buyers, 4,364,235 shares of the outstanding common stock of the Company (the “Purchase Agreement”). Following the closing of the transaction set forth in the Purchase Agreement, which occurred on March 26, 2020, Buyers owned approximately 55.8% of the Company’s common stock outstanding at that time. The amount of consideration for the purchase of such shares was $215,000 and the source of such consideration was a loan from an unaffiliated third party.

APPROVAL OF THE AMENDED AND RESTATED CERTIFIATE OF INCORPORATION

On April 24, 2020, the Majority Stockholders approved via the Written Consent an Amended and Restated Certificate of Incorporation of the Company, which is attached hereto as Exhibit A (the “Restated Certificate”). The following summary of the Restated Certificate is qualified in its entirety by the entire text of the Restated Certificate, which is filed as an exhibit to this Information Statement and is incorporated by reference into this Information Statement.

Among other changes, the Restated Certificate:

●
Changes the name of the Company to Rivulet Media, Inc.
●
Increases the number of shares of common stock the Company is authorized to issue from One Hundred Million (100,000,000) to Two Hundred Million (200,000,000), par value $0.0001 each. The number of shares of preferred stock the Company is authorized to issue remains unchanged at Twenty Million (20,000,000), par value of $0.0001 each.
●
Eliminates the class of Non-Voting Preferred Stock, of which Two Hundred Thousand (200,000) shares, par value $1.00 each, had been authorized and none were outstanding.
●
Requires the Company to indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law, any person who was, is made, or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company.
●
Clarifies that the Board of Directors is expressly authorized to adopt, amend, or repeal the Bylaws of the Company without any action on the part of the stockholders, provided that any such adoption, amendment, or repeal may be amended, altered, or repealed by the stockholders.

There are no material differences between the common stock and preferred stock currently outstanding and as authorized by the Restated Certificate. The additional shares of common stock authorized by the Restated Certificate are identical to the shares of common stock the Company had already authorized. The reason for the increase in authorized common stock is to provide the Company greater flexibility in future capital raising activities and other general corporate purposes as the Board of Directors may determine from time to time. The reason for the elimination of the Non-Voting Preferred Stock is that none was outstanding and Company management believes it will not be needed in the future. The reasons for the other changes include to acknowledge a change in the anticipated business focus of the Company, to enable the company to better attract and retain qualified directors and officers, and to update the Certificate of Incorporation to include provisions typically found in the charters of other Delaware Corporations.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the Action shall not be effective until a date at least 20 calendar days after the date on which the Information Statement is mailed to the stockholders of record on the Record Date. We anticipate that this Information Statement will be mailed on or about April 29, 2020, and that the Action will become effective on or about the close of business on May 19, 2020.

FORWARD-LOOKING STATEMENTS

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates,” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates, and projections. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements, and other information including annual, quarterly, and current reports on Forms 10-K, 10-Q, and 8-K with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the Company. One Information Statement may be delivered to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. We will deliver promptly upon written or oral request a separate copy of this Information Statement to a security holder at a shared address to which a single copy was delivered. If you wish to request a separate copy of this Information Statement, please write us at 1206 E. Warner Rd, Suite 101-I, Gilbert, Arizona 85296, or call us at 480-225-4052. If you want to receive separate copies of stockholder materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above Action. Your consent to the above action is not required and is not being solicited in connection with this Action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934, as amended.

BIO-MATRIX SCIENTIFIC GROUP, INC. /s/ Mike Witherill Name: Mike Witherill Title: President Date: April 29, 2020

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
BIO-MATRIX SCIENTIFIC GROUP, INC.

Bio-Matrix Scientific Group, Inc., a corporation organized and existing under the provisions of and subject to the requirements of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), does hereby certify:

WHEREAS, the name of this corporation is Bio-Matrix Scientific Group, Inc., and that this corporation was originally incorporated pursuant to the DGCL by filing its Certificate of Incorporation on October 6, 1998, under the name Tasco International, Inc.

WHEREAS, this Amended and Restated Certificate of Incorporation (the “Restated Certificate”) has been duly adopted by the Board of Directors and the stockholders of this corporation in accordance with Sections 242 and 245 of the DGCL.

NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

1.   The name of the corporation is Rivulet Media, Inc. (the “Corporation”).

2.   The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington DE 19808. The name of the registered agent of the Corporation at such address is Corporation Service Company.

3.   The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

4.   The total number of shares of stock which this corporation is authorized to issue is:

Two Hundred Million (200,000,000) shares of Common Stock with a par value of $0.0001 each, and Twenty Million (20,000,000) shares of Preferred Stock with a par value of $0.0001 each.

The Common Stock authorized by this Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors of the Corporation shall have the full authority permitted by law to establish one or more series and the number of shares constituting each such series and to fix by resolution full or limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, and other special or relative rights of any series of the Common Stock that may be desired. Subject to the limitation on the total number of shares of Common Stock which the Corporation has authority to issue hereunder, the Board of Directors is also authorized to increase or decrease the number of shares of any series, subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors of the Corporation shall have the full authority permitted by law to establish one or more series and the number of shares constituting each such series and to fix by resolution full or limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, and other special or relative rights of any series of the Preferred Stock that may be desired. Subject to the limitation on the total number of shares of Preferred Stock which the Corporation has authority to issue hereunder, the Board of Directors is also authorized to increase or decrease the number of shares of any series, subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

5. Unless and except to the extent that the bylaws of the Corporation (the “Bylaws”) shall so require, the election of directors of the Corporation need not be by written ballot.

6. To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of, or repeal of this paragraph seven shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

7. The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the Corporation. Any amendment, repeal, or modification of this paragraph 7 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

8. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend, or repeal the Bylaws or adopt new Bylaws without any action on the part of the stockholders; provided that any Bylaw adopted or amended by the Board of Directors, and any powers thereby conferred, may be amended, altered, or repealed by the stockholders.

9. The Corporation shall have the right, subject to any express provisions or restrictions contained in the Restated Certificate or the Bylaws, from time to time, to amend, alter, or repeal any provision of the Restated Certificate in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by the Restated Certificate or any amendment thereof are conferred subject to such right.

IN WITNESS WHEREOF, this Restated Certificate supercedes all prior Certificates of Incorporation of the Corporation and all amendments thereto, and having been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with the provisions of the DGCL, has been executed this 24th day of April, 2020, by the undersigned officer of the Corporation.

BIO-MATRIX SCIENTIFIC GROUP, INC., a Delaware corporation By: /s/ Aaron Klusman Aaron Klusman, Chief Executive Officer